UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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TETRA TECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 20, 2006

DEAR TETRA TECH STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, Inc., which will be held at the Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101 on Monday, March 6, 2006 at 10:00 a.m. Pacific Time.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Regardless of whether you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by this method will ensure your representation at the meeting.

We look forward to seeing you at the meeting.

Dan L. Batrack
Chief Executive Officer and
Chief Operating Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage pre-paid envelope.

3475 East Foothill Boulevard
Pasadena, California 91107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 6, 2006

TO OUR STOCKHOLDERS:

We will hold our 2006 Annual Meeting of Stockholders of Tetra Tech, Inc., a Delaware corporation, on Monday, March 6, 2006 at 10:00 a.m. Pacific Time at the Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101, for the following purposes:

(1)         To elect seven members of our Board of Directors;

(2)         To approve the adoption of our 2005 Equity Incentive Plan;

(3)         To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2006; and

(4)         To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors has fixed the close of business on January 9, 2006 as the record date for the determination of stockholders entitled to vote at the meeting or any adjournments or postponements thereof. Only record holders of our common stock, par value $.01 per share, at the close of business on that day will be entitled to vote. A copy of our 2005 Annual Report to Stockholders is enclosed with this Notice, but is not part of the proxy soliciting material.

We invite you to attend the meeting and to vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. You may revoke a previously delivered proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin
Vice President, General Counsel and Secretary

Pasadena, California
January 20, 2006

i

3475 East Foothill Boulevard
Pasadena, California 91107

PROXY STATEMENT

GENERAL INFORMATION

We are sending you this proxy statement on or about January 20, 2006 in connection with the solicitation of proxies by our Board of Directors. The proxies are for use at our 2006 Annual Meeting of Stockholders, which we will hold at 10:00 a.m. Pacific Time on Monday, March 6, 2006, at the Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the meeting is the close of business on January 9, 2006. All holders of record of our common stock on the record date are entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements thereof. Our principal executive offices are located at 3475 East Foothill Boulevard, Pasadena, California 91107, and our telephone number is (626) 351-4664.

A proxy form is enclosed. Whether or not you plan to attend the meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the meeting. You may revoke your proxy at any time prior to its use by filing with our secretary an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Unless you instruct otherwise, your proxy, if not revoked, will be voted at the meeting as follows:

•	Proposal No. 1—	for our Board’s slate of nominees;
•	Proposal No. 2—	to approve the adoption of our 2005 Equity Incentive Plan;
•	Proposal No. 3—	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2006; and
•	As recommended by our proxies with regard to all other matters that properly come before the meeting or any adjournments or postponements thereof, in their discretion.

Our only voting securities are the outstanding shares of our common stock. At the record date, we had 57,179,622 shares of common stock outstanding and 3,017 stockholders of record. For each share of common stock you hold on the record date, you are entitled to one vote on all matters that we will consider at this meeting. You are not entitled to cumulate your votes. If the stockholders of record present in person or represented by their proxies at the meeting hold at least a majority of our outstanding shares of common stock, a quorum will exist for the transaction of business at the meeting. If such stockholders hold less than a majority, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Stockholders of record who abstain from voting, including brokers holding their customers’ shares who cause abstentions to be recorded, are counted as present for quorum purposes.

Brokers holding shares of record for their customers generally are not entitled to vote on some matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called “broker non-votes.”  Broker non-votes are not counted as votes cast. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The voting requirements for the proposals we will consider at the meeting are:

•       Proposal No. 1.   The seven nominees who receive the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election.

•       Proposal Nos. 2 and 3.   These proposals require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on these matters and, therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We have retained the services of The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in obtaining proxies from brokers and nominees of stockholders for the meeting. The estimated cost of such services is $7,500 plus out-of-pocket expenses. In addition, we may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies, by telephone, facsimile, e-mail and personal solicitations. We will pay no additional compensation to our officers, directors and employees for these activities.

Our Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the approval of the adoption of our 2005 Equity Incentive Plan (Proposal No. 2), and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2006 (Proposal No. 3).

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The names of persons who are nominees for director and their positions with us are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is presently nine, and effective immediately prior to the annual meeting the authorized number of directors is being reduced to seven. The Board expects to identify and appoint a new director at some time in 2006 following the annual meeting, and the Board presently expects that the new director will be independent. With the addition of an independent director, the Board would consist of six independent directors and two management directors. We will make a public announcement if and when a new director is appointed.

Each of the current directors, other than Li-San Hwang and Daniel A. Whalen, has been nominated for election by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and has decided to stand for re-election. Dr. Hwang, who served as Chairman of the Board since our formation in 1988, and Mr. Whalen, who served as a director since 1997, have decided to retire at the end of their terms and will not stand for re-election. Both Dr. Hwang and Mr. Whalen intend to serve on the Board of Directors through the date of the annual meeting. As described below, Dr. Hwang will continue his service following the annual meeting as Chairman Emeritus.

Proxies may not be voted for more than seven directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected. Stockholders may not cumulate votes in the election of directors.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The nominees do not have any family relationship among themselves or with any of our executive officers.

Information Concerning Nominees

The following table presents information about the nominees at December 1, 2005.

Name	Age	Position
Dan L. Batrack	47	Chief Executive Officer, Chief Operating Officer and Director
Hugh M. Grant	69	Director
Patrick C. Haden	52	Director
J. Christopher Lewis	49	Director
Lee A. McIntire	56	Director
Albert E. Smith	56	Vice Chairman and Director
Richard H. Truly	68	Director

Mr. Batrack joined our predecessor (the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc.) in 1980, and was named Chief Executive Officer and a director in November 2005. Mr. Batrack held the positions of Executive Vice President and Chief Operating Officer (COO) since October 2004, and he has retained the COO title. Mr. Batrack has served us in numerous capacities over the last 25 years, including project scientist, project manager, operations manager, senior vice president and president of an operating unit. He has managed complex solutions for many small and Fortune 500 customers, both in the U.S and internationally. Mr. Batrack holds a B.A. degree in Business Administration from the University of Washington.

Mr. Grant joined our Board in January 2003. He has been a business consultant since 1996. Prior to 1996, Mr. Grant spent approximately 38 years with Ernst & Young LLP (Arthur Young & Company before its 1989 merger with Ernst & Whinney) where, among other things, he was Vice-Chairman and Regional Managing Partner—Western United States. Mr. Grant serves as a director and Chairman of the Audit Committee of IndyMac Bancorp, Inc., the holding company for IndyMacBank, and as a director of IndyMac Bank. IndyMac Bank is the largest savings and loan in Los Angeles County and the 9th largest nationwide (based on assets). Mr. Grant also serves as a director and Chairman of the Audit Committee of Inglewood Park Cemetery, a non-profit entity.

Mr. Haden has been a member of our Board since December 1992. Mr. Haden is a general partner of Riordan, Lewis & Haden, a Los Angeles-based partnership that invests in high-growth middle market companies, since 1987. Mr. Haden also serves as a director of IndyMac Bancorp, Inc. and of IndyMac Bank.   In addition, Mr. Haden serves as a director of TCW Convertible Securities Fund, Inc., a diversified, closed-end management investment company, and TCW Galileo Mutual Funds, a registered investment company. Further, Mr. Haden serves as a director of several privately-held companies.

Mr. Lewis has been a member of our Board since February 1988. He currently serves as the Presiding Director of our Board and, as such, chairs the executive sessions of the Board meetings. Mr. Lewis has been a general partner of Riordan, Lewis & Haden since 1982. Mr. Lewis also serves as a director of SM&A, a provider of management consulting, proposal management and program support services, and several privately-held companies.

Mr. McIntire joined our Board in November 2005. Mr. McIntire was a member of Bechtel Group, Inc.’s Board of Directors and President of Bechtel’s global civil infrastructure business, retiring in 2004. From 2000 to 2001 he was President of Bechtel North America. Prior to that, Mr. McIntire was President of Bechtel National, the group responsible for services to the U.S. government, from 1995 to 1999. Mr. McIntire previously worked for the Arabian American Oil Company (renamed Saudi Aramco).

Mr. Smith has been a member of our Board since May 2005 and has served as Vice Chairman since September 2005. Mr. Smith is a former member of the Secretary of Defense’s Defense Science Board, serving from 2002 to 2005. He was an Executive Vice President of Lockheed Martin and President of its Integrated Systems & Solutions business until 2004. From 1999 to 2003 Mr. Smith was Executive Vice President of Lockheed Martin’s Space Systems Company. Prior to that, Mr. Smith was President of Government Systems at Harris Corporation. He has also worked for the Central Intelligence Agency, where he received the Intelligence Medal of Merit. Mr. Smith has served as Chairman of International Launch Services’ Board of Directors and as a Director of the Space Foundation.

Admiral Truly joined our Board in April 2003. He is the former Executive Vice President of Midwest Research Institute (MRI). Prior to joining MRI in 1997, Admiral Truly was Vice President of the Georgia Institute of Technology, and Director of the Georgia Tech Research Institute, from 1992 to 1997. From 1989 to 1992, he served as NASA’s eighth Administrator under President George H. Bush, and prior to that, had a distinguished career in the U.S. Navy and NASA, retiring from the Navy as Vice Admiral. Admiral Truly was an astronaut with NASA and piloted the Columbia, commanded the Challenger and, in 1986, led the investigation of the Challenger accident. Admiral Truly was awarded the Presidential Citizen’s Medal, has served on the Defense Policy Board and Army Science Board, and is a member of the National Academy of Engineering. Admiral Truly also serves as a director of Xcel Energy, Inc., an electric power and natural gas utility.

Chairman Emeritus

The Board has named Li-San Hwang as Chairman Emeritus, effective immediately following the 2006 annual meeting. Dr. Hwang will be invited to attend Board and Board committee meetings, but he will not have voting rights. Chairman Emeritus will be an unpaid position; however, we will reimburse Dr. Hwang for his attendance-related expenses.

Dr. Hwang, age 70, joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc., in March 1988. He served as our Chief Executive Officer from our formation until November 14, 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

Corporate Governance

We maintain a corporate governance page on our website, www.tetratech.com, which includes key information about our corporate governance initiatives, including our Corporate Governance Principles, Code of Business Conduct, Finance Code of Professional Conduct, and charters for the committees of our Board. Our policies and practices reflect initiatives that are compliant with the NASDAQ Corporate Governance Rules and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•       The Board has adopted clear corporate governance policies;

•       A majority of our Board members are independent of us and our management;

•       All members of our Board committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee—are independent;

•       The independent members of our Board meet regularly in executive session without the presence of management;

•       We have a clear code of business conduct that applies to our directors, officers and employees;

•       The charters of our Board committees clearly establish their respective roles and responsibilities;

•       We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters;

•       Our Finance Code of Professional Conduct is a code of ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer and principal accounting officer; and

•       Our internal audit control function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit Committee.

Independent Directors

Our Board of Directors has affirmatively determined that each nominee for director, other than Mr. Batrack and Mr. Smith, is independent under the criteria established by NASDAQ for independent board members. In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership. Mr. Lewis presides over regular meetings of the independent directors.

Board Meetings and Committees

During our fiscal year ended October 2, 2005, our Board of Directors held six meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served (during the period within which each was a director or member of such committee). All of our directors attended last year’s annual meeting.

We have three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found under the Investor Relations section of our website at www.tetratech.com. The current members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Hugh M. Grant	Chairman	X	X
Patrick C. Haden	X	X	Chairman
J. Christopher Lewis	X	Chairman	X
Richard H. Truly		X	X
Daniel A. Whalen		X

Audit Committee

The Audit Committee is responsible for reviewing the financial information that will be provided to stockholders and others, reviewing the system of internal controls which management and the Board of Directors have established, appointing, retaining and overseeing the performance of our independent registered public accounting firm, overseeing our accounting and financial reporting processes and the audits of our financial statements, and pre-approving audit and permissible nonaudit services provided by the independent registered public accounting firm. This committee held 15 meetings during the last fiscal year. Our Board has determined that Mr. Grant is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation Committee

The Compensation Committee’s basic responsibility is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, this committee oversees our compensation and equity plans. This committee held three meetings during fiscal 2005. Each member of this committee is an independent director under the applicable NASDAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board candidates for election to the Board of Directors. This committee held six meetings during the last fiscal year. Each member of this committee is an independent director under applicable NASDAQ listing standards.

Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage selection of directors who will contribute to our overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, prior government service and personal skills in finance, marketing, financial reporting, government contracts and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, our Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, stockholders should submit the candidate’s name and qualifications to our Secretary in writing at the following address:  Tetra Tech, Inc., Attn:  Secretary, 3475 East Foothill Boulevard, Pasadena, California 91107, with a copy to Tetra Tech, Inc., Attn:  General Counsel at the same address.

When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. In particular, for the Nominating and Corporate Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2007 annual meeting, the recommendation must be delivered or mailed to and received by the Secretary at our principal executive offices on or between October 23, 2006 and November 22, 2006 (or, if the 2007 annual meeting is not held within 30 days of the anniversary of the date of the 2006 annual meeting, no later than the tenth day following the date of our public announcement of the date of the 2007 annual meeting). The recommendation must include the information specified in our bylaws, including the following:

•       The name and address of the stockholder who intends to make the nomination and of the person to be nominated;

•       A representation that the stockholder is a record holder of our common stock on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

•       A description of all arrangements or understandings between the stockholder and the nominee or any other person (naming such person) pursuant to which the nomination is to be made by the stockholder;

•       Information regarding the nominee that would be required to be included in our proxy statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee; and

•       The consent of the nominee to serve as a director if so elected.

Director Compensation

During fiscal 2005, non-employee directors were each paid a $35,000 regular annual retainer fee for serving on the Board of Directors for the year of Board service beginning upon election at the 2005 Annual Meeting of Stockholders. The Presiding Director and the Chairman of the Audit Committee received an additional annual retainer of $15,000. Further, each non-employee director received (i) a fee of $2,000 per Board meeting attended, (ii) a fee of $2,000 per Audit Committee meeting attended and (iv) a fee of $1,000 per Compensation Committee and Nominating and Corporate Governance Committee meeting attended. In addition, the Chairman of the Nominating and Corporate Governance Committee received a special fee of $20,000 and each other member of that committee received a special fee of $15,000 in connection with the process of selecting a new chief executive officer. We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services.

The following chart shows the cash amounts paid to each non-employee director for his services in fiscal 2005:

	Board Member Fees	Board Meeting Fees	Committee Chair and Presiding Director Fees	Committee Meeting Fees	Special Fee	Total Amounts Paid
Hugh M. Grant	$35,000	$12,000	$15,000	$39,000	$15,000	$116,000
Patrick C. Haden	$35,000	$12,000	0	$38,000	$20,000	$105,000
J. Christopher Lewis	$35,000	$12,000	$15,000	$39,000	$15,000	$116,000
Lee A. McIntire (1)	$17,500	0	0	0	0	$17,500
Albert E. Smith (2)	$17,500	$2,000	0	$3,000	0	$22,500
Richard H. Truly	$35,000	$12,000	0	$9,000	$15,000	$71,000
Daniel A. Whalen (3)	$35,000	$12,000	0	$1,000	0	$48,000

(1)          Prorated for period of service.

(2)          Prorated for period of service. Mr. Smith was elected Vice Chairman on September 1, 2005, and became an employee director and resigned from all Board committees on that date.

(3)          Mr. Whalen is not standing for re-election.

Under our 2003 Outside Director Stock Option Plan, each of Messrs. Grant, Haden, Lewis, Truly and Whalen received an annual grant of an option to purchase 8,000 shares of our common stock on March 1, 2005. The exercise price of each option was $16.55 per share, the fair market value of a share of our common stock on the date of grant. Each option vests and becomes exercisable in full on March 1, 2006 if the director has not ceased to be a director prior to such date. Further, Mr. Smith and Mr. McIntire each received an appointment grant of an option to purchase 2,500 shares of our common stock on May 16, 2005 and November 14, 2005, respectively, at exercise prices of $11.13 and $15.43 per share, respectively, the fair market value on the date of grant. These options vest on the first anniversary of the grant date if the director has not ceased to be a director prior to such date. Shares underlying the options granted under the 2003 Outside Director Stock Option Plan vest immediately in full upon certain changes in our control or ownership or upon the optionee’s death, disability or retirement while a member of the Board. Although non-employee directors will be eligible to participate in our 2005 Equity Incentive Plan, which the stockholders are being asked to approve under Proposal No. 2, they will receive option grants under only the 2003 Outside Director Stock Option Plan until the termination of that plan.

Stockholder Communications with the Board of Directors

Stockholders may communicate with our Board of Directors through our Secretary by writing to the following address:  Board of Directors, c/o Secretary, Tetra Tech, Inc., 3475 East Foothill Boulevard,

Pasadena, California  91107. Our Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Further, all directors are strongly encouraged to attend our annual meetings.

Recommendation of the Board of Directors

Our Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed herein.

PROPOSAL NO. 2
APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN

We are requesting that stockholders vote in favor of adopting the Tetra Tech, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), which was approved by the Board of Directors on November 14, 2005, subject to stockholder approval. The 2005 Plan amends, restates and renames the Tetra Tech, Inc. 2002 Stock Option Plan (the “2002 Plan”).

General

The following is a summary of the principal features of the 2005 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2005 Plan. It is qualified in its entirety by reference to the full text of the 2005 Plan. A copy of the 2005 Plan has been filed with the Securities and Exchange Commission with this proxy statement and is attached to this proxy statement as Annex A. The effectiveness of the 2005 Plan is dependent on the approval by stockholders at the meeting.

The 2005 Plan will play an important role in our continuing efforts to attract and retain employees, and to align the interests of our employees with those of our stockholders through increased ownership of our company by those employees. Further, the 2005 Plan is designed to give us additional flexibility to address changing accounting rules and corporate governance practices by utilizing stock options, restricted stock, restricted stock units (RSUs) and stock appreciation rights (SARs). The 2002 Plan provided for only stock option grants. In light of frequent changes in the accounting treatment of various equity incentives and the possibility of future accounting or tax changes, we believe that it is advantageous for us to have maximum flexibility to design and implement future equity compensation.

During fiscal years 2003, 2004 and 2005, we granted stock options covering an aggregate of 1,374,000, l,052,000 and 1,133,000 shares, respectively, under the 2002 Plan. These grants represented 2.5%, 1.9% and 2.0% of our outstanding shares of common stock at the end of fiscal years 2003, 2004 and 2005, respectively. As of December 1, 2005, 465,815 shares were available for future issuance under the 2002 Plan, and the fair market value of a share of our common stock was $15.93.

The 2005 Plan contains the following important features:

•       Repricing of stock options is prohibited unless stockholder approval is obtained;

•       Stock options and SARs must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant;

•       The maximum term of stock options and SARs is eight (8) years;

•       The 2005 Plan has a fixed number of shares authorized for issuance. It is not an “evergreen” plan;

•       No more than 750,000 shares in the aggregate may be awarded as restricted stock, RSUs, unrestricted grants of shares or other full-value awards;

•       The period of restriction for restricted stock and RSUs, if time-based, may not be less than three (3) years and, if based on performance objectives, may not be less than one (1) year; and

•     The 2005 Plan is intended to restrict the “recycling” of shares, so shares exchanged or withheld to pay the purchase or exercise price of an award or to satisfy tax withholding obligations count against the numerical limits of the 2005 Plan.

Share Reserve

The aggregate number of shares of our common stock that will be available for issuance under the 2005 Plan is 3,000,000 shares, plus the number of remaining shares under the 2002 Plan (465,815 as of

December 1, 2005). If awards under the 2005 Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the 2005 Plan.

No more than 750,000 shares in the aggregate may be awarded as restricted stock, RSUs, unrestricted grants of shares or other full-value awards. No participant in the 2005 Plan may be granted awards during any fiscal year with respect to more than 1,000,000 shares.

In the event of any dividend or distribution payable in shares, or any stock split, reverse stock split, combination or reclassification of shares, then the Compensation Committee will make appropriate adjustments to the number of shares and kind of shares or securities issuable under the 2005 Plan (on both an aggregate and per-participant basis). In addition, appropriate adjustments will be made to each outstanding award, to the award limit set forth in the preceding paragraph, and to the exercise price of outstanding options and SARs.

Administration

The Compensation Committee will administer the 2005 Plan, and has complete discretion, subject to the provisions of the 2005 Plan, to select the employees and other participants to receive awards under the 2005 Plan and determine the type, size and terms of the awards to be made to each individual selected. The Compensation Committee will also determine the time when the awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting.

Eligibility and Types of Awards under the 2005 Plan

The 2005 Plan permits the granting of stock options, restricted stock, RSUs and SARs. Our employees (including employee directors and executive officers), non-employee directors and consultants will be eligible to participate in the 2005 Plan. As of December 1, 2005, approximately 7,600 employees (including employee directors and executive officers) and six non-employee directors would have been eligible to participate in the 2005 Plan if the plan had been in effect as of that date.

Options

The Compensation Committee may grant nonqualified stock options or incentive stock options under the 2005 Plan, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless otherwise provided by the Compensation Committee, stock options become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, provided that the recipient’s service has not terminated. The stock option exercise price is established by the Compensation Committee and must be at least 100% of the per share fair market value of our common stock on the date of grant. Repricing of stock options is prohibited unless stockholder approval is obtained. Unless the Compensation Committee provides for earlier expiration, stock options will expire eight years after the date of grant. Unless otherwise provided by the Compensation Committee, unvested stock options will expire upon termination of the optionee’s service with us, and vested stock options will expire three months following a termination for any reason other than death or disability, and 12 months following a termination for death or disability.

The exercise price must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, by surrendering or attesting to previously acquired shares of our common stock, or by any other method that the Compensation Committee deems appropriate.

Restricted Stock

The Compensation Committee may award restricted stock under the 2005 Plan and determine the number of shares associated with each award. Unless otherwise determined by the Compensation Committee, participants are not required to pay any consideration to us at the time of award. The Compensation Committee may determine the number of shares covered by each restricted stock award, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The period of restriction, if time-based, may not be less than three years, and if performance-based, may not be less than one year. When the restricted stock award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. If a participant’s termination of service occurs before the end of the period of restriction, or any performance objectives are not achieved by the end of the applicable measurement period, then we have the right to repurchase unvested shares from the participant at their original issuance price or other stated or formula price (or to require forfeiture of such shares if issued at no cost).

Restricted Stock Units

The Compensation Committee may award RSUs under the 2005 Plan. Participants are not required to pay any consideration to us at the time of grant of a RSU. The Compensation Committee may determine the number of shares covered by each RSU award, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The period of restriction, if time-based, may not be less than three years and, if performance-based, may not be less than one year. When the participant satisfies the vesting conditions of the RSU award, we will deliver to the participant the number of shares specified in the award, or cash equal to the fair market value of the underlying shares, to settle the vested RSUs. If a participant’s termination of service occurs before the end of the period of restriction, or any performance objectives are not achieved by the end of the applicable measurement period, then the RSUs granted under the award will be forfeited.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the 2005 Plan, and determine the number of shares covered by each SAR. The Compensation Committee may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless otherwise provided by the Compensation Committee, SARs become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, provided that the recipient’s service has not terminated. The SAR base price is established by the Compensation Committee and must be at least 100% of the per share fair market value of our common stock on the date of grant. Unless the Compensation Committee provides for earlier expiration, SARs will expire eight years after the date of grant. Unless otherwise provided by the Compensation Committee, unvested SARs will expire upon termination of the participant’s service with us and vested SARs will expire three months following a termination for any reason other than death or disability, and 12 months following a termination for death or disability.

Upon exercise of a SAR, the participant will receive payment from us in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the exercise price times (b) the number of shares with respect to which the SAR is exercised. SARs must be paid in shares of our common stock.

Performance Goals

Awards under the 2005 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) for awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance conditions under the 2005 Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such performance conditions must utilize one or more objective measurable performance goals as determined by the Compensation Committee based upon one or more factors, including, but not limited to: (i) achieving a target level of revenue and/or revenue, net of subcontractor costs; (ii) achieving a target level of income from operations; (iii) achieving a target level of net income; (iv) achieving a target return on our capital, assets or stockholders’ equity; (v) maintaining or achieving a target level of appreciation in our stock price; (vi) achieving or maintaining a stock price that meets or exceeds the performance of stock market indices or other benchmarks; (vii) achieving a level of stock price, earnings or income performance that meets or exceeds performance in comparable areas of peer companies; (viii) achieving specified cost reductions; (ix) achieving improvements in collection of outstanding accounts receivable or reductions in write-offs; (x) achieving a target days sales in receivables level; and (xi) achieving a target level of cash flow from operations.

Change of Control

Unless otherwise provided in the applicable award agreement, outstanding stock options, restricted stock, RSUs and SARs will vest and become immediately exercisable or payable in full in the event of a change of control, which shall be deemed to have occurred if (i) any person becomes the beneficial owner, directly or indirectly, of shares representing 30% or more of our then outstanding shares; (ii) the continuing directors cease to be a majority of the Board members then in office; (iii) our stockholders approve a merger or consolidation which is consummated; or (iv) our stockholders approve a complete liquidation or a sale of all or substantially all of our assets, which liquidation or sale is consummated.

Amendment and Termination

The Board of Directors may amend the 2005 Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent stockholder approval is required by applicable laws, regulations or rules. The 2005 Plan will terminate on the earliest to occur of (i) the date that is ten years after our stockholders approve the 2005 Plan; (ii) the date on which all shares available for issuance under the 2005 Plan have been issued as fully vested shares; or (iii) the date determined by the Board. The termination or amendment of the 2005 Plan will not impair the rights or obligations of any participant under any award previously made under the 2005 Plan without the participant’s consent.

2005 Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the 2005 Plan are not determinable at this time, except as set forth below. Please see “Executive Compensation and Related Information—Stock Options” in this proxy statement for information regarding stock option awards to our named executive officers in fiscal 2005. Set forth below is a list of shares underlying stock options and shares of restricted stock awarded by the Compensation Committee to our named executive officers, subject to stockholder approval of the 2005 Plan.

Name	Title	Shares Underlying Stock Options	Shares of Restricted Stock
Li-San Hwang	Chairman	0	0
Dan L. Batrack	Chief Executive Officer and Chief Operating Officer	60,000	0
Sam W. Box	President	20,000	20,000	(1)
David W. King	Executive Vice President, Chief Financial Officer and Treasurer	40,000	0
Richard A. Lemmon	Senior Vice President, Administration	25,000	0
All current executive officers as a group		320,000	20,000
All current directors who are not executive officers as a group		0	0

(1)          To be issued in connection with our retention of Mr. Box as President.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2005 Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2005 Plan.

A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonqualified stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

For restricted stock awards, unless the participant elects to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time an award of RSUs is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such RSUs (if any).

At the discretion of the Compensation Committee, a participant may be allowed to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to us already-owned shares of our common stock.

If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (not applicable to incentive stock options) and we are allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our four other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the stockholders (e.g., see Performance Goals above). The 2005 Plan is structured with the intention that the Compensation Committee will have the discretion to make awards under the 2005 Plan that would qualify as “performance-based compensation” and be deductible. We are seeking stockholder approval of the 2005 Plan to comply with Code Section 162(m).

Equity Compensation Plan Information

The following table provides information as of October 2, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans under which awards may be granted. All of our existing plans have been approved by our stockholders.

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options (1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (2)	5,179,789	$16.5573	1,186,622 (3)

(1)          Excludes purchase rights currently accruing under our Employee Stock Purchase Plan for the purchase right period that commenced on June 1, 2005 and ends on May 31, 2006.

(2)          Consists of the 2002 Stock Option Plan, the 2003 Outside Director Stock Option Plan and the Employee Stock Purchase Plan. As indicated above, we are seeking stockholder approval of our 2005 Equity Incentive Plan, which amends, restates and renames our 2002 Stock Option Plan.

(3)          Includes shares available for future issuance under the Employee Stock Purchase Plan. As of October 2, 2005, as reported in our 2005 Annual Report on Form 10-K, an aggregate of 451,896 shares, 280,000 shares and 454,226 shares of common stock were available for issuance, respectively, under the 2002 Stock Option Plan, the 2003 Outside Director Stock Option Plan and the Employee Stock Purchase Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the adoption of the Tetra Tech, Inc. 2005 Equity Incentive Plan.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2006 fiscal year. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

PricewaterhouseCoopers LLP audited our fiscal 2004 and 2005 consolidated financial statements. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, and will have an opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal year ended October 2, 2005 and October 3, 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees	$3,381,000	$1,430,000
Audit-Related Fees	95,000	35,000
Tax Fees	79,561	127,050
All Other Fees	—	—
Total Fees	$3,555,561	$1,592,050

Audit Fees.   Fiscal 2005 fees consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Fiscal 2004 fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. Fiscal 2005 and fiscal 2004 fees also consist of fees billed for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services include consultations concerning financial accounting, reporting and internal control standards. All of the fiscal 2004 Audit-Related Fees relate to the additional professional services in connection with our preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Because Section 404 was effective for fiscal 2005, fees relating to Section 404 compliance for fiscal 2005 were included as part of the integrated audit of our consolidated financial statements and of our internal control over financial reporting and such fees are included under “Audit Fees” above.

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax compliance, and tax advice on international and state tax matters.

All Other Fees.   Consists of fees for products and services other than the services reported above. There were no All Other Fees billed in fiscal 2004 or 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our chief executive officer. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the 2006 fiscal year.

OWNERSHIP OF SECURITIES

The following table sets forth information known to us with respect to beneficial ownership of our common stock at December 1, 2005 by:

•       all those persons known by us to own beneficially more than 5% of our common stock;

•       each director and nominee;

•       each executive officer named in the “Summary Compensation Table” included in the “Executive Compensation” section of this proxy statement; and

•       all directors and executive officers as a group.

We know of no agreements among our stockholders that relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of us. Unless otherwise stated, the business address of each of our directors, nominees and executive officers listed in the table below is c/o Tetra Tech, Inc., 3475 East Foothill Boulevard, Pasadena, California  91107.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (1)	Percentage Owned (2)
T. Rowe Price Associates, Inc. (3)	4,363,200	7.6%
Columbia Wanger Asset Management, L.P. (4)	3,308,000	5.8
Sterling Capital Management LLC (5)	4,453,375	7.8
Tontine Partners, L.P. (6)	3,147,637	5.5
Dan L. Batrack (7)	83,334	*
Sam W. Box (8)	55,419	*
Hugh M. Grant (9)	18,500	*
Patrick C. Haden (10)	41,380	*
Li-San Hwang (11)	1,051,171	1.8
David W. King (12)	68,125	*
Richard A. Lemmon (13)	135,090	*
J. Christopher Lewis (14)	91,898	*
Lee A. McIntire	—	—
Albert E. Smith	—	—
Richard H. Truly (15)	10,500	*
Daniel A. Whalen (16)	390,992	*
All directors and executive officers as a group (21 persons) (17)	2,293,064	4.0%

*                    Less than 1%

(1)          Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the Securities and Exchange Commission. Unless otherwise indicated, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The number of shares beneficially owned by each person or group as of December 1, 2005 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2005, including, but not limited to, upon the exercise of options.

(2)          For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 57,124,174 shares of common stock outstanding on December 1, 2005 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of December 1, 2005, including, but not limited to, upon the exercise of options.

(3)          All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of February 14, 2005, filed by T. Rowe Price Associates, Inc. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland  21202.

(4)          All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of February 11, 2005, jointly filed by WP Acquisition GP, Inc., for itself as general partner of Columbia Wanger Asset Management, L.P., and Columbia Acorn Trust. The address of these entities is 227 W. Monroe Street, Suite 3000, Chicago, Illinois  60606.

(5)          All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of January 7, 2005, jointly filed by Sterling Capital Management LLC, Sterling MGT, Inc., Eduardo A. Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen. The address of these entities and individuals is 4604 Colony Road, Suite 300, Charlotte, North Carolina  28211.

(6)          All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of July 18, 2005, jointly filed by Tontine Partners, L.P., Tontine Capital Partners, L.P., Tontine Management, L.L.C., Tontine Capital Management, L.L.C., Tontine Overseas Associates, L.L.C. and Jeffrey L. Gendell. The address of these entities and individual is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut  06830.

(7)          Includes options to purchase 82,498 shares.

(8)          Includes options to purchase 54,584 shares.

(9)          Consists of options to purchase 18,500 shares. The business address of Mr. Grant is 445 S. Figueroa Street, Suite 2600, Los Angeles, California  90071.

(10)   Consists of options to purchase 41,380 shares. The business address of Mr. Haden is c/o Riordan, Lewis & Haden, 300 S. Grand Avenue, 27th Floor, Los Angeles, California  90071.

(11)   Includes options to purchase 252,677 shares. Also includes 96,186 shares held by Li-San Hwang and Anne H. Hwang, as Trustees for the Li-San Hwang and Anne H. Hwang Community Property Trust.

(12)   Consists of options to purchase 68,125 shares.

(13)   Includes options to purchase 131,718 shares.

(14)   Includes options to purchase 59,260 shares. The business address of Mr. Lewis is c/o Riordan, Lewis & Haden, 300 S. Grand Avenue, 27th Floor, Los Angeles, California  90071.

(15)   Consists of options to purchase 10,500 shares.

(16)   Includes options to purchase 16,000 shares. Also includes 187,496 shares held by Daniel A. Whalen, as Trustee for the Daniel A. Whalen GRAT and 187,496 shares held by Katharine C. Whalen, as Trustee for the Katharine C. Whalen GRAT.

(17)   Includes options to purchase 1,025,604 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2005.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee’s basic responsibility is to review the performance and development of the Company’s management in achieving corporate goals and objectives and to assure that its senior executives are compensated effectively in a manner consistent with the Company’s strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of the Company’s compensation and equity plans and programs.

Compensation Philosophy and Objectives

The Compensation Committee believes that the compensation programs for the Company’s executive officers should be designed to attract, motivate and retain talented executives responsible for the Company’s success, and should be determined within a framework based on the achievement of designated financial targets, individual contribution and financial performance relative to that of the Company’s competitors. Within this overall philosophy, the Compensation Committee’s objectives are to:

•       Offer a total compensation program that is flexible and takes into consideration the compensation practices of a group of specifically identified peer companies and other selected companies with which the Company competes for executive talent;

•       Provide annual variable cash incentive awards that take into account the Company’s overall financial performance in terms of designated corporate objectives, as well as individual contributions; and

•       Align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives.

Compensation Components and Process

The three major components of the Company’s executive officer compensation are: (i) base salary, (ii) variable cash incentive awards and (iii) long-term, equity-based incentive awards.

The Compensation Committee determines the compensation levels for the executive officers. In doing so, it considers compensation data provided by several independent consulting firms that furnish management with executive compensation data drawn from nationally recognized surveys of companies identified as peer companies. A significant number of the peer companies are listed in the Self-Constructed Peer Group, which is included in the Stock Performance Graph for this Proxy Statement.

The positions of the Company’s Chief Executive Officer and executive officers were compared with those of their counterparts at the peer companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the peer companies concerning long-term, equity-based incentive awards were reviewed.

Base Salary.   The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the peer companies.

Variable Cash Incentive Awards.   The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. The annual cash incentive awards for executive officers for fiscal year 2005 were determined under the Company’s Fiscal 2005 Executive Bonus Plan (the “2005 Bonus Plan”), with reference to the Company’s achievement of established performance goals, including earnings per share, net revenue, year-end cash provided by operating activities, stock appreciation and the achievement of internal control standards under the Sarbanes-Oxley Act of 2002. Under the 2005 Bonus Plan, which was effective only for fiscal 2005, a target award was set for each participating executive officer and such target award was stated as a percentage of the executive officer’s base salary for fiscal 2005. Target awards under the 2005 Bonus Plan for executive officers ranged from 35% to 75% of base salary. Actual awards were based on the extent to which the Company achieved its performance goals, together with an assessment of the executive’s contribution. In fiscal 2005, the Company achieved all of its established goals. However, based on the Company’s overall financial performance, the size of the bonus pool was decreased at the collective recommendation of the Company’s executive officers. The awards paid to the executive officers reflected these considerations, along with the recognition of individual contribution.

Long-Term, Equity-Based Incentive Awards.   The goal of the Company’s long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of the long-term, equity-based incentives according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing stockholder value. In addition, the Compensation Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

During fiscal year 2005, the Compensation Committee made option grants to the Company’s executive officers under the 2002 Stock Option Plan. Each grant allows the executive officer to acquire shares of the Company’s common stock at a fixed price per share (the closing price on the grant date). The option grants will provide a return only if the Company’s common stock appreciates over the option term. We refer you to the section entitled “Executive Compensation and Related Information—Stock Options” of this proxy statement for additional information regarding stock option awards to our named executive officers in fiscal 2005.

CEO Compensation.   During fiscal year 2005, Dr. Hwang’s base salary was $500,000, which will remain in effect for fiscal year 2006 until Dr. Hwang’s retirement as Chairman on March 6, 2006. The Compensation Committee targeted Dr. Hwang’s base salary at less than the median of base salaries paid to the chief executive officers of peer companies in order to place a greater percentage of his total cash compensation at-risk and tie such compensation to the Company’s performance.

For fiscal year 2005, Dr. Hwang’s annual bonus of $200,000 was determined in accordance with the 2005 Bonus Plan, under which the bonus pool was modified as indicated above. The Compensation Committee considers this amount of annual base salary and bonus appropriate in light of Dr. Hwang’s role in helping the Company execute its business plan to improve its profitability during the fiscal year.

On January 18, 2005, the Compensation Committee granted Dr. Hwang an option to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $15.79 per share. The exercise price represented the closing price per share of the Company’s common stock on the NASDAQ National Market on the grant date. The option grant places a significant portion of Dr. Hwang’s total compensation at risk, since the option grant delivers a return only if the Company’s common stock appreciates over the option term. The Compensation Committee considers this option grant competitive and appropriate for the following reasons: the option grant is comparable to equity grants provided to chief executive officers of similarly situated peer companies; and the vesting provisions are designed to retain the services of Dr. Hwang in some capacity for an extended duration. We refer you to the section entitled “Executive Compensation and Related Information—Stock Options” of this proxy statement for additional information regarding the vesting of this option grant to Dr. Hwang.

New Executive Compensation Policy

On November 14, 2005, the Committee approved a new Executive Compensation Policy, which applies in fiscal 2006 and subsequent years to all executive officers, as well as any other positions recommended by the Chief Executive Officer that have a particularly significant impact on the overall success of the Company. Such recommendation will be in consultation with the Chairman and approved by the Board of Directors. The principal components of compensation will continue to be base salary, annual performance bonuses and long-term incentive compensation.

Base salaries will be reviewed on an annual basis to ensure internal equity and external competitiveness. Annual performance bonuses will provide an incentive and a financial reward to those who contribute most to the Company’s operating results and growth. Each year the Company will identify a target amount of incentive compensation for each participant, expressed as a percentage of base salary. Bonuses will be paid based upon meeting pre-determined performance criteria in the categories of overall corporate performance and individual contribution. Long-term incentive awards will be designed to encourage the achievement of long-term sustained growth of stockholder value. These awards will be generally provided in the form of equity compensation; however, the Board of Directors will have the right to utilize deferred cash incentives if beneficial to the interests of the Company and its stockholders.

Acceleration of Certain Stock Options

On September 6, 2005, the Company’s Board of Directors approved the accelerated vesting of certain unvested stock options awarded under the Company’s stock option plans, other than its 2003 Outside Director Stock Option Plan. The Board of Directors approved the accelerated vesting of stock options held by employees, including executive officers, that were both unvested and “out-of-the-money” (with exercise prices greater than $16.95, the closing sales price of the Company’s common stock on the NASDAQ National Market on September 6, 2005). As a result of this vesting acceleration, options to purchase approximately 1,600,000 shares of the Company’s common stock became fully vested. Of these, options to purchase 558,169 shares of the Company’s common stock held by the Company’s executive officers became fully vested.

The primary purpose of the accelerated vesting was to eliminate the accounting charge in connection with future compensation expense the Company would otherwise recognize in its statement of operations with respect to these accelerated options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (FAS 123R). FAS 123R requires that compensation expense associated with stock options be recognized in the statement of operations, rather than as a footnote disclosure in the Company’s consolidated financial statements. FAS 123R became effective for the Company on October 3, 2005.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered performance-based under the Section 162(m) rules. The Company’s 2005 Equity Incentive Plan (which amends, restates and renames the 2002 Stock Option Plan, and is subject to stockholder approval at this meeting) has been structured so that any compensation deemed paid in connection with the exercise of option grants and stock appreciation rights made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The 2005 Equity Incentive Plan is also designed so that the Compensation Committee would have the discretion to grant awards other than stock options that qualify as “performance-based” compensation under Section 162(m). While the variable cash performance awards discussed above are based on Company and individual performance, they are not considered “performance-based” under the technical Section 162(m) definition. However, no cash compensation in excess of $1 million was paid to executive officers for the 2005 fiscal year, and the Compensation Committee has decided that it is not appropriate at this time to limit the Company’s alternatives in designing the cash compensation packages payable to the Company’s executive officers.

Summary and Concluding Remarks

The Committee believes that executive compensation should be linked to the creation of stockholder value. The Company’s executive compensation program thus includes significant long-term incentives, through equity-based awards, which are tied to the long-term performance of the Company’s common stock. The Committee recognizes, however, that while stock prices may reflect corporate performance over the long term, other factors, such as general economic conditions and varying investors’ attitudes toward the stock market in general, and specific industries and/or companies in particular, may significantly affect stock prices at any point in time. Accordingly, the annual cash components of the program, consisting of salary and annual bonus, emphasize individual performance and the realization of business objectives, which are independent of short-range fluctuations in the stock price.

Submitted by the Compensation Committee
J. Christopher Lewis, Chairperson
Hugh M. Grant
Patrick C. Haden
Richard H. Truly
Daniel A. Whalen

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2005 fiscal year were J. Christopher Lewis, Hugh M. Grant, Patrick C. Haden, Richard H. Truly and Daniel A. Whalen. No member of this committee was at any time during the 2005 fiscal year an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during the 2005 fiscal year.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table presents information about our executive officers at December 1, 2005.

Name	Age	Position
Li-San Hwang	70	Chairman of the Board
Albert E. Smith	56	Vice Chairman
Dan L. Batrack	47	Chief Executive Officer and Chief Operating Officer
Sam W. Box	60	President
David W. King	49	Executive Vice President, Chief Financial Officer and Treasurer
Richard A. Lemmon	46	Senior Vice President, Corporate Administration
Mark A. Walsh	45	Senior Vice President and President of the Government Compliance Services Group
William H. Brownlie	52	Senior Vice President and President of the Environmental Engineering and Consulting Group
Donald I. Rogers, Jr.	61	Senior Vice President and President of the Remediation and Construction Group
Douglas G. Smith	56	Senior Vice President and President of the Infrastructure Group
Patrick D. Haun	45	Senior Vice President and President of the Systems Support and Security Group
Janis B. Salin	52	Vice President, General Counsel and Secretary
Craig L. Christensen	52	Vice President, Finance and Enterprise Systems
Steven M. Burdick	41	Vice President, Corporate Controller
Michael A. Bieber	37	Vice President, Business and Corporate Development

Our executive officers are elected by and serve at the discretion of our Board of Directors. Set forth below is a brief description of the business experience of all executive officers other than Li-San Hwang, Albert E. Smith and Dan L. Batrack. For information concerning Dr. Hwang, Mr. Smith and Mr. Batrack, see “Proposal No. 1—Election of Directors.”

Mr. Box joined us in March 2003 through our acquisition of the assets of Foster Wheeler Environmental Corporation (FWEC), and was named President in October 2004. As President, he is responsible for our project management process. Mr. Box has over 34 years of experience in engineering, construction and environmental services. He served as Chairman, President and Chief Executive Officer of FWEC from October 1994 to March 2003. He joined Foster Wheeler Ltd., the parent of FWEC, in 1993. Previously, Mr. Box was with Morrison Knudsen Corporation (now Washington Group International) for 17 years, where he headed the environmental division and held several other executive management positions. Mr. Box holds a B.S. degree in Civil Engineering from the University of California.

Mr. King joined us in November 2002 as Executive Vice President of Finance. He was named Chief Financial Officer and Treasurer in January 2003. Previously, Mr. King served as the Vice President of Finance and Operations at Walt Disney Imagineering in Los Angeles. From 1996 to 1999, he was the Vice President and Chief Financial Officer of the Asia Pacific region for Bechtel Group, Inc., based in Hong Kong. Prior to his position at Bechtel, Mr. King had a decade of professional experience with Price Waterhouse in Seattle, Los Angeles and Hong Kong, specializing in international transactions. Mr. King holds a B.A. degree in Business Administration from the University of Washington and is a Certified Public Accountant.

Mr. Lemmon joined our predecessor in 1981 in a technical capacity, and became a member of its corporate staff in a management position in 1985. In 1988, at the time of our predecessor’s divestiture from Honeywell Inc., Mr. Lemmon structured and managed many of our corporate functions. In 1990, he was promoted to Director of Administration. Mr. Lemmon was elected a Vice President in November 1995. He serves as our Risk Manager and is also responsible for Human Resources and facilities. Mr. Lemmon holds a B.A. degree in Business Administration.

Mr. Walsh joined us in 1995 through the acquisition of our Tetra Tech EM Inc. (EMI) subsidiary, and was named Senior Vice President in November 2002. Mr. Walsh joined EMI in 1987, and has served as information systems manager, office manager and Vice President. He currently serves as the President of both EMI and our Tetra Tech NUS, Inc. subsidiary. From 1985 to 1987, Mr. Walsh served as an environmental consultant to government agencies with Booz, Allen and Hamilton, Inc. Mr. Walsh has broad business development and contract management expertise with commercial clients and many government customers, including the U.S. Department of Defense, U.S. Environmental Protection Agency, U.S. Department of Energy, and numerous state and local agencies. He has published several articles for governmental research and professional associations. Mr. Walsh holds a B.S. degree in Environmental Resource Management and a Master’s degree in Public Administration from Pennsylvania State University.

Dr. Brownlie was named Senior Vice President and President of the Environmental Engineering and Consulting Group on December 1, 2005. He joined our predecessor in 1981 and was named a Senior Vice President in December 1993. He has been a Vice President since 1988. For the past year, Dr. Brownlie managed one of our water consulting business units. Previously Dr. Brownlie managed various business units and programs focusing on water resources and environmental services, including work with the U.S. Army Corps of Engineers, the U.S. Air Force, the U.S. Department of the Interior’s Bureau of Reclamation, and the U.S. Department of Energy. Dr. Brownlie is a registered Professional Engineer and has a strong technical background in water resources. He holds B.S. and M.S. degrees in Civil Engineering from the State University of New York at Buffalo and a Ph.D. in Civil Engineering from the California Institute of Technology.

Mr. Rogers was named Senior Vice President and President of the Remediation and Construction Group on December 1, 2005. He joined us in March 2003 in connection with our acquisition of FWEC, which is currently known as Tetra Tech EC, Inc. (ECI). Mr. Rogers joined ECI in December 1992 and currently serves as its President. He has more than 32 years of experience in engineering and construction, including management responsibility for divisions performing environmental restoration and hazardous waste site remediation programs in 40 states and international locations. Mr. Rogers was previously Vice President of Enserch Development Corporation and Vice President of Ebasco Constructors. He earned a B.A. in Economics from the University of Bridgeport, an M.A. in Economics from the New School for Social Research, and an Advanced Executive M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Mr. Smith was named Senior Vice President and President of the Infrastructure Group on November 18, 2005. He has nearly 35 years of infrastructure industry experience focused on water infrastructure engineering. Mr. Smith joined us from MWH Global, Inc., where he was Senior Vice President of Strategic Planning. He spent the previous 24 years, from 1980 to 2004, at Black & Veatch, where he was promoted to President of the Europe Water Division. While at Black & Veatch, Mr. Smith focused on large program business development and acquisition integration. From 1976 to 1979, Mr. Smith was an adjunct professor Civil Engineering at the University of Colorado, Boulder, and director of Public Utilities for the City of Boulder. Mr. Smith holds a B.S. in Engineering from Kansas State University, an M.S. in Civil Engineering from the University of Colorado, and a J.D. from the University of Denver.

Mr. Haun was named Senior Vice President and President of the Systems Support and Security Group on December 1, 2005. He joined us in August 2003 in connection with the acquisition of our Engineering Management Concepts, Inc. (EMC) subsidiary, and currently serves as President of EMC. Mr. Haun joined EMC in 1985 and has supported major federal clients including the U.S. Navy and other branches of the U.S. Department of Defense. He has managed groups that provide engineering and program management support in the areas of computer system design, analysis and integration; systems engineering and logistics; modeling and simulation; and weapons test range support. Mr. Haun formerly worked for Gearhart Industries. He earned a B.S. in Electrical Engineering from Iowa State University.

Ms. Salin joined us in February 2002 and was named Vice President and General Counsel in November 2002. She was elected Secretary in November 2003. For the prior 17 years, Ms. Salin was a Principal with the law firm of Riordan & McKinzie (which was acquired by Bingham McCutchen LLP in July 2003), and served as Managing Principal of that firm from 1990 to 1992. She served as our outside counsel from the time of our formation in 1988. Ms. Salin holds B.A. and J.D. degrees from the University of California at Los Angeles.

Mr. Christensen joined us in 1998 through the acquisition of our Tetra Tech NUS, Inc. subsidiary, and was named Vice President in November 2002. Mr. Christensen is responsible for the implementation of our enterprise resource planning (ERP) system and shared service organization. Previously, Mr. Christensen held positions at the NUS, Brown and Root Services, and Landmark Graphics subsidiaries of Halliburton Company where his responsibilities included contracts administration, finance and system development. Prior to his service at Halliburton, Mr. Christensen held positions at Burroughs Corporation and Apple Computer. Mr. Christensen holds B.A. and M.B.A. degrees from Brigham Young University.

Mr. Burdick was named Vice President and Corporate Controller in January 2004. He joined us in April 2003 as Vice President, Management Audit. Previously, Mr. Burdick served as the Executive Vice President and Chief Financial Officer for Aura Systems, Inc. From 2000 through 2002 he was the Chief Financial Officer for TRW Ventures. Prior to this, Mr. Burdick held the position of Senior Manager with Ernst & Young LLP in Los Angeles since 1986. Mr. Burdick holds a B.A. degree in Business Administration from Santa Clara University and is a Certified Public Accountant.

Mr. Bieber joined us in 1996, and was named Vice President, Business and Corporate Development in November 2005.  He is responsible for business development, acquisitions, investor relations and strategic planning. He was previously Vice President, Investor Relations and Corporate Development. From 1996 to 2000 he was a proposal manager in our corporate marketing group. From 1994 to 1996 he served as a strategic business development consultant to large defense, infrastructure and environmental firms at CRC, Inc. and its successor. Prior to that he worked for IT Corporation (now The Shaw Group, Inc.), where he served as project manager and engineer on government nuclear and petrochemical project. Mr. Bieber holds a B.S. degree in Civil Engineering from the Tennessee Technological University.

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation paid or accrued by us for each of the last three fiscal years to the following persons:

•       our chief executive officer; and

•       our four most highly compensated executive officers other than our chief executive officer at October 2, 2005.

Compensation is presented only for years in which each person was an executive officer. We have not granted restricted stock or stock appreciation rights to any of the persons listed below during the past three fiscal years. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for our 2005 fiscal year has been excluded by reason of his or her termination of employment or change in executive officer status during that fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long Term
					Other Annual	Compensation	All Other
					Compensation	Awards	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		($) (2)	Options (#)	($) (3)
Li-San Hwang (4)	2005	488,654	200,000		14,662	50,000	4,399
Chairman and	2004	438,462	100,000		14,114	45,000	10,423
Chief Executive	2003	392,308	160,000		6,444	45,000	10,038
Officer
Sam W. Box (5)	2005	380,468	150,000		66,910	45,000	5,723
President	2004	301,670	270,000		0	15,000	4,120
Dan L. Batrack (6)	2005	332,769	150,000		9,150	45,000	4,454
Executive Vice	2004	230,769	250,000		5,400	30,000	10,369
President and Chief	2003	192,317	0		5,400	22,250	12,000
Operating Officer
David W. King	2005	339,654	130,000		5,400	42,500	8,822
Executive Vice	2004	283,846	150,000		5,400	25,000	13,677
President,	2003	207,885	160,000	(7)	4,950	40,000	11,538
Chief Financial Officer
and Treasurer
Richard A. Lemmon	2005	275,462	65,000		5,400	25,000	3,426
Senior Vice President,	2004	257,692	90,000		5,400	25,000	9,288
Administration	2003	242,308	90,000		5,400	40,000	9,163

(1)          Represents cash bonuses earned for the indicated fiscal years.

(2)          In the case of Dr. Hwang, consists of premiums paid under the Executive Medical Reimbursement Plan (under which Dr. Hwang is the sole participant) and reimbursement for automobile expenses. In the case of Messrs. Box and Batrack, consists of relocation compensation and automobile allowances. In the case of Messrs. King and Lemmon, consists of automobile allowances.

(3)          Represents the employer contribution made on behalf of each of these officers to our qualified retirement plan.

(4)          Dr. Hwang resigned as Chief Executive Officer on November 14, 2005.

(5)          Mr. Box was named President on October 5, 2004. He was appointed an executive officer, Senior Vice President, in November 2003. Therefore, no information is provided for fiscal 2003.

(6)          Mr. Batrack was named Chief Executive Officer on November 14, 2005.

(7)          Of this amount, $40,000 was paid as a signing bonus at the time of Mr. King’s hire.

Stock Options

The following table sets forth information concerning options granted to each of the named executive officers during fiscal 2005:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Value of Assumed
	Number of	% of Total			Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees in	Price	Expiration	Option Term (3)
Name	Granted (1)	Fiscal Year	($/Share) (2)	Date	5% ($)	10% ($)
Li-San Hwang	50,000	4.6	15.79	1/18/15	496,512	1,258,260
Sam W. Box	45,000	4.1	15.79	1/18/15	446,861	1,132,434
Dan L. Batrack	45,000	4.1	15.79	1/18/15	446,861	1,132,434
David W. King	42,500	3.9	15.79	1/18/15	422,035	1,069,521
Richard A. Lemmon	25,000	2.3	15.79	1/18/15	248,256	629,130

(1)          All options are incentive stock options granted under our 2002 Stock Option Plan. These options will become exercisable as to 25% of the shares on January 18, 2006, the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date. All of the options will immediately become exercisable for all shares in the event we are acquired in a merger or asset sale, unless the options are assumed by the acquiring entity.

(2)          The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares.

(3)          Potential realizable value is determined by multiplying the exercise price per share by the stated annual appreciation rate compounded annually for the term of the option (10 years), subtracting the exercise price per share from the product, and multiplying the remainder by the number of options granted. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall stock market conditions. There is no assurance provided to any executive officer or any other holder of our securities that the potential realizable values shown in this table will be realized.

The following table sets forth information concerning the aggregate number of options exercised by, and year-end option values for, each of the named executive officers during fiscal 2005:

OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

	Number of Shares		Number of Unexercised Options at October 2, 2005	Value of Unexercised In-the-Money Options at October 2, 2005
Name	Acquired on Exercise	Value Realized($)(1)	Exercisable/ Unexercisable (#)	Exercisable/ Unexercisable ($)(2)
Li-San Hwang	0	0	251,687/64,062	871,171/108,107
Sam W. Box	0	0	40,000/60,000	94,525/103,515
Dan L. Batrack	0	0	69,395/51,999	102,635/75,506
David W. King	0	0	54,167/53,333	259,295/140,505
Richard A. Lemmon	0	0	122,135/37,500	277,786/75,875

(1)          Value realized upon exercise is determined by subtracting the exercise price from the closing price for our common stock on the date of exercise as reported by the NASDAQ National Market and multiplying the remainder by the number of shares of common stock acquired on exercise.

(2)          Year end value is determined by subtracting the exercise price from the fair market value of $16.83 per share (the closing price for our common stock as reported by the NASDAQ National Market on September 30, 2005, the last trading day of fiscal 2005) and multiplying the remainder by the number of underlying shares of common stock. These values have not been, and may never be, realized. No stock appreciation rights were exercised during the fiscal year, and no stock appreciation rights were outstanding at the end of the fiscal year.

Employment Contracts, Termination of Employment and Change in Control Agreements

Except as set forth below, none of our executive officers have employment or severance agreements with us, and their employment could be terminated at any time at the discretion of the Board of Directors.

In connection with the election of Albert E. Smith as Vice Chairman, we entered into a letter agreement dated August 5, 2005 with Mr. Smith which set forth the terms of his employment. Under this agreement, Mr. Smith will receive an annual base salary of $200,000 per year. In addition, he is eligible for a bonus of up to $200,000, based on performance metrics, commencing in fiscal 2006. Mr. Smith may elect to receive the bonus in the form of cash or equivalent value restricted stock or stock options. Further, he received a stock option under the 2002 Stock Option Plan to purchase up to 166,667 shares of common stock at an exercise price of $16.88. The option will become exercisable as to 50,000 shares on September 1, 2006, and as to the balance of 116,667 shares in 24 equal monthly installments commencing on October 1, 2006. Mr. Smith’s employment is at-will, and can be terminated by Mr. Smith or by us at any time, with or without cause. If we terminate Mr. Smith’s employment without “cause,” he will receive one year of base salary plus a pro rated bonus earned during the fiscal year of termination. These amounts will be paid over the course of one year. However, these payments will cease if Mr. Smith (i) becomes employed or otherwise affiliated with a business engaged in any industry in which we operate, (ii) makes an unauthorized disclosure of our confidential information or (iii) disparages us in public.

In connection with Dr. Hwang’s intention to retire as Chairman following the 2006 Annual Meeting of Stockholders, we entered into a letter agreement dated November 14, 2005 with Dr. Hwang which set forth the terms of his continuing relationship with us. Under this agreement, (i) Dr. Hwang was granted the honorary title of Chairman Emeritus for life; (ii) Dr. Hwang and his spouse will receive post-retirement medical coverage; (iii) Dr. Hwang’s outstanding stock options will continue to vest in accordance with their established schedules; (iv) Dr. Hwang will receive a one-time payment equal to one year of his current base salary, to be paid one-half in March 2006 and one-half in March 2007, as a retainer for services; and (v) Dr. Hwang’s existing auto lease will continue through the expiration of the current lease period. No other employee receives post-retirement medical coverage.

In the event of a merger, share exchange or reorganization in which we do not survive, or we survive as a subsidiary of another corporation, our 2002 Stock Option Plan and 1992 Incentive Stock Plan provide that each option either must be assumed, or substitute options granted, by the successor entity. In the event that the options are not assumed, or substitute options are not granted, each outstanding option will fully vest and be exercisable as to all shares purchasable thereunder, including shares that would not otherwise be vested or exercisable.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of our cumulative total returns with those of the NASDAQ Stock Market (U.S. Companies) Index and our self-constructed Peer Group Index (as defined below). The graph assumes that the value of an investment in our common stock and in each such index was $100 on October 1, 2000, and that all dividends have been reinvested. No cash dividends have been declared on shares of our common stock. Our self-constructed Peer Group Index includes the following companies:  Anteon Corporation, CACI International, Inc., Jacobs Engineering Group Inc., TRC Companies, Inc. and URS Corporation. We believe that the companies included in the Peer Group Index are among our primary competitors.

The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of our common stock.

Comparison of Cumulative Total Return Among
Tetra Tech, Nasdaq Stock Market (U.S. Companies),
and Tetra Tech’s Self-Constructed Peer Group

The information contained in the Stock Performance Graph section shall not be deemed to be “soliciting material” of “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing the Company’s financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

The Audit Committee has reviewed with PricewaterhouseCoopers LLP, who, as the Company’s independent registered public accounting firm, are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, PricewaterhouseCoopers LLP’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plan for their respective audits. The Audit Committee meets regularly with the internal auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended October 2, 2005 with management. In connection with that review, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has reviewed management’s report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of October 2, 2005. The Audit Committee also has reviewed with PricewaterhouseCoopers LLP its attestation report on management’s assertions.

The Audit Committee has discussed the consolidated financial statements with PricewaterhouseCoopers LLP and it has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. In reliance upon the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP are independent auditors with respect to the Company within the meaning of the federal securities laws and the rules and regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 2, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Hugh M. Grant, Chairperson Patrick C. Haden J. Christopher Lewis

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2007 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received no later than September 23, 2006. Such proposals should be delivered to Tetra Tech, Inc., Attn:  Secretary, 3475 East Foothill Boulevard, Pasadena, California  91107, with a copy to Tetra Tech, Inc., Attn:  General Counsel at the same address.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Tetra Tech, Inc. not less than 60 nor more than 90 days prior to the anniversary of the date on which we mailed our proxy materials for our immediately preceding annual meeting of stockholders (as specified in our proxy materials for our immediately preceding annual meeting of stockholders). To be timely for the 2007 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by the Secretary at our principal executive offices on or between October 23, 2006 and November 22, 2006. However, in the event that the annual meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

The proxy solicited by the Board for the 2007 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to November 22, 2006 and (ii) on any proposal made in accordance with the bylaw provisions, if the related proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

ANNUAL REPORT AND FORM 10-K

A copy of our 2005 annual report, which includes our audited financial statements for fiscal 2005, is being mailed to each stockholder of record together with this proxy statement. Our annual report on Form 10-K provides more detailed information about us and our operations, supplementary financial information and certain schedules. The annual report and Form 10-K are not part of our proxy soliciting material. WE WILL MAIL, WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 2, 2005, TOGETHER WITH ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. A LIST OF EXHIBITS IS INCLUDED IN THE FORM 10-K. REQUESTS SHOULD BE SENT TO:  INVESTOR RELATIONS, TETRA TECH, INC., 3475 EAST FOOTHILL BOULEVARD, PASADENA, CALIFORNIA 91107. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.TETRATECH.COM.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for stockholder action at the 2006 annual meeting. However, if other matters properly come before the meeting or any adjournments or postponements thereof, the Board intends that the persons named as proxies in the proxy will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin, Vice President, General Counsel and Secretary
Pasadena, California January 20, 2006

APPENDIX A

TETRA TECH, INC.
2005 EQUITY INCENTIVE PLAN

ARTICLE I.
PURPOSE

1.1   Purpose.   The purpose of the Tetra Tech, Inc. 2005 Equity Incentive Plan (the “Plan”) is to promote the interests of Tetra Tech, Inc. (the “Company”) and its stockholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward its Service Providers and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between Participants and the Company’s stockholders by providing Participants with a proprietary interest in pursuing the Company’s long-term growth and financial success. This Plan hereby amends, restates and renames as set forth herein, effective November 14, 2005, subject to the approval of the Company’s stockholders, the Tetra Tech, Inc. 2002 Stock Option Plan (the “2002 Plan”).

ARTICLE II.
SHARE LIMITS

2.1   Shares Subject to the Plan.

(a)   Share Reserve.   Subject to adjustment under Section 2.3 of the Plan, the sum of Three Million (3,000,000) Shares plus the number of remaining Shares under the 2002 Plan (not subject to outstanding Awards and not delivered out of Shares reserved thereunder) as of the date of stockholder approval of the Plan shall be initially reserved for issuance pursuant to Awards made under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b)   Shares Counted Against Limitation.   Except for cancelled or forfeited Shares and Shares settled in cash, the Plan is intended to restrict the “recycling” of Shares back into the Plan. This means that Shares exchanged or withheld to pay the purchase or exercise price of an Award (including Shares withheld to satisfy the exercise price of a Stock Appreciation Right settled in stock) or to satisfy tax withholding obligations count against the numerical limits of the Plan.

(c)   Lapsed Awards.   If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d)   Limitation on Full-Value Awards.   Not more than Seven Hundred Fifty Thousand (750,000) of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares and other Awards (“Full-Value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and Stock Appreciation Rights shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full-Value Award expires, is forfeited or otherwise lapses as described in Section 2.1(c), the Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as Full-Value Awards.

(e)   Substitute Awards   The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger or consolidation of such Acquired Company with the Company or the acquisition by the Company of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Sections 2.1(a) and 2.2.

2.2   Individual Share Limit.   In any Tax Year, no Service Provider shall be granted Awards with respect to more than One Million (1,000,000) Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.

(a)   Awards not Settled in Shares.   If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b)   Canceled Awards.   Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.

2.3   Adjustments.

(a)    In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. The Committee’s determination with respect to any such adjustments shall be conclusive.

(b)   In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, spin-off or other extraordinary event, then the Committee shall make provision for a cash payment, for the substitution or exchange of any or all outstanding Awards or a combination of the foregoing, based upon the distribution or consideration payable to holders of the Shares in respect of such event or on such other terms as the Committee otherwise deems appropriate.

ARTICLE III.
ADMINISTRATION OF THE PLAN

3.1   Administration.   The Plan shall be administered and interpreted by a compensation committee (the “Committee”). The Committee shall consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Code and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act.

3.2   Authority of Committee.   The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the Fair Market Value, (iv) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, (v) make such adjustments or modifications to Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs and (vi) deal with any other matter arising under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

3.3   Committee Manner of Action.   Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (i) a majority of the members of a Committee shall constitute a quorum, and (ii) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

3.4   Responsibility of Committee.   No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

ARTICLE IV.
PARTICIPATION

4.1   Participants.   All Service Providers of the Company or any Subsidiary are eligible to participate in the Plan; provided, however, that no Reporting Person may receive an Award unless such person is employed by or serves as a consultant to the Company. Incentive Stock Options may be granted only to Employees. Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the Service Providers who may participate in the Plan (“Participants”). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

ARTICLE V.
VESTING AND PERFORMANCE OBJECTIVES

5.1   General.   The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of clauses (i) and (ii), as determined by the Committee.

5.2   Period of Absence from Providing Substantial Services.   To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.

5.3   Performance Objectives.

(a)   Possible Performance Objectives.   Any Performance Objective shall relate to the Participant’s performance for the Company or the Company’s business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following objectives, as established by the Committee in its sole discretion:

•       Achieving a target level of revenue and/or revenue, net of subcontractor costs;

•       Achieving a target level of income from operations;

•       Achieving a target level of net income;

•       Achieving a target return on the Company’s capital, assets or stockholders’          equity;

•       Maintaining or achieving a target level of appreciation in the price of the Shares;

•       Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•       Achieving a level of Share price, earnings or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•       Achieving specified reductions in costs;

•       Achieving specified improvements in collection of outstanding accounts receivable or specified reductions in write-offs;

•       Achieving a target days sales in receivables (DSR) level; and

•       Achieving a target level of cash flow from operations.

(b)   Stockholder Approval of Performance Objectives.   The list of possible Performance Objectives set forth in Section 5.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2011. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(c)   Documentation of Performance Objectives.   With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, in the case of performance periods of less than one year, in no event after 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no less than three consecutive months or greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d)   Committee Certification.   Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 5.3(d), approved minutes of the Committee shall be adequate written certification.

(e)   Negative Discretion.   The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

ARTICLE VI.
STOCK OPTIONS

6.1   Terms of Option.   Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

6.2   Type of Option.

(a)    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)   Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

6.3   Limitations.

(a)   Maximum Term.   No Option shall have a term in excess of eight (8) years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 6.3(e)), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b)   Minimum Exercise Price.   Subject to Section 2.3(b), the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 6.3(e)), subject to Section 2.3(b), the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c)   Repricing Prohibited.   Except as provided in Section 2.3, the Committee shall not amend any outstanding Option to reduce its exercise price. Further, the Committee shall not, without the approval of the stockholders, cancel any Option and grant a new Option with a lower exercise price such that the effect would be the same as reducing the exercise price.

(d)   $100,000 Limit for Incentive Stock Options.   Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the 2002 Plan, or any other plan of the Company), such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.

(e)   10% Stockholder.   For purposes of this Section 6.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, determined under Section 424(d) of the Code.

6.4   Form of Consideration.   The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b) and (c) below.

(a)   Cash Equivalent.   Consideration may be paid by cash, check or other cash equivalent approved by the Committee.

(b)   Tender or Attestation of Shares.   Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Participant for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(c)   Other Methods.   Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

6.5   Exercise of Option.

(a)   Procedure for Exercise.   Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. Each Option shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, or in such other installments and at such other intervals as the Committee may in any specific case otherwise determine. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 6.4) with respect to which the Option is exercised.

(b)   Termination of Relationship as a Service Provider.   Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:

(i)    An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(ii)   An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iii)  Unless a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;

(iv)  If a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and

(v)    After the Participant’s death, his Beneficiary may exercise an Incentive Stock Option only to the extent that that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

(c)   Rights as a Stockholder.   Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

6.6   Repurchase Rights.   The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

ARTICLE VII.
STOCK APPRECIATION RIGHTS

7.1   Terms of Stock Appreciation Right.   The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Committee and shall be stated in the Award Agreement. No Stock Appreciation Right shall have a term in excess of eight (8) years measured from the date the Stock Appreciation Right is granted. Subject to Section 2.3(b), the base price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Award is granted. All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

7.2   Exercise of Stock Appreciation Right.

(a)   Procedure for Exercise.   Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. Each Stock Appreciation Right shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, or in such other installments and at such other intervals as the Committee may in any specific case otherwise determine. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)   Termination of Relationship as a Service Provider.   Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

(c)   Rights as a Stockholder.   Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE VIII.
RESTRICTED STOCK

8.1   Terms of Restricted Stock.   Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement; provided, however, that the Period of Restriction, (i) if time-based, shall be not less than three (3) years and (ii) if based on Performance Objectives, shall be not less than one (1) year. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.2   Transferability.   Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.3   Other Restrictions.   The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.4   Removal of Restrictions.   Except as otherwise provided in this Article VIII, and subject to Section 10.6, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.5   Voting Rights.   During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

8.6   Dividends and Other Distributions.   During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a)    If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b)   If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

8.7   Right of Repurchase of Restricted Stock.   If, with respect to any Award, (i) a Participant’s Termination of Service occurs before the end of the Period of Restriction or (ii) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

ARTICLE IX.
RESTRICTED STOCK UNITS

9.1   Terms of Restricted Stock Units.   Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement; provided, however, that the Period of Restriction, (i) if time-based, shall be not less than three (3) years and (ii) if based on Performance Objectives, shall be not less than one (1) year.

9.2   Settlement of Restricted Stock Units.   Subject to Section 10.5, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

9.3   Dividend and Other Distribution Equivalents.   The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

9.4   Forfeiture.   If, with respect to any Award, (i) a Participant’s Termination of Service occurs before the end of the Period of Restriction, or (ii) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company shall have no further obligation thereunder.

ARTICLE X.
ADDITIONAL TERMS OF AWARDS

10.1   Change in Control.

(a)   Effect.   Upon the occurrence of a Change in Control (as defined below), each outstanding Award shall immediately become exercisable or payable in full (if applicable, and whether or not then exercisable), and any forfeiture and vesting restrictions thereon shall lapse. Notwithstanding the foregoing, prior to a Change in Control, the Committee may determine that, upon the occurrence of a Change in Control, there shall be no acceleration of benefits under Awards or determine that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Committee will make provision in connection with such transaction for the continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such Options and Awards with new options and awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. In addition, the Committee may override the limitations on acceleration in this Section 10.1(a) by express provision in the Award Agreement and may accord any Participant the right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

(b)   Defined.   For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)   the date when Continuing Directors cease to be a majority of the members of the Board then in office;

(iii)  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, which merger or consolidation is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with newly acquired ownership acquired in such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)  the stockholders of the Company approve a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which liquidation, sale or disposition is consummated.

(c)   Other Terms.   For purposes of Section 10.1(b), the following terms shall have the following meanings:

(i)    “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company as determined by the Board in its discretion.

(ii)   “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

(iii)  “Continuing Directors” shall mean the persons who constitute the Board on the date hereof together with their successors whose nominations were approved by a majority of Continuing Directors.

(iv)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(v)    “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company or any of its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, and (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

10.2   Transferability of Awards.   Except as provided below, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code). The Committee may provide, in an Agreement for a Nonqualified Stock Option or Restricted Stock Award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option or Restricted Stock Award immediately before the transfer.

10.3   Effect of Termination of Employment.   The Committee shall establish in respect of each Award Granted to an Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g. retirement, early retirement, termination for cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Section 6.3(a)) and the number of Shares covered by the Award with respect to which the Award is exercisable or vested.

10.4   No Fractional Shares.   No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

10.5   No Effect on Employment or Service.   Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

10.6   Conditions On Delivery of Shares and Lapsing of Restrictions.   The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.7   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.8   Withholding.   All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the amount of tax to be withheld.

10.9   Other Provisions.   In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition and provisions to comply with Applicable Laws.

10.10   Section 16 of the Exchange Act.   It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.11   Not Benefit Plan Compensation.   Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company, except where the Committee expressly provides otherwise in writing.

ARTICLE XI.
TERM, AMENDMENT AND TERMINATION OF PLAN

11.1   Term of Plan.   The Plan shall become effective on the Effective Date.

11.2   Termination of the Plan.   The Plan shall terminate upon the earliest to occur of (i) the date that is 10 years after the Plan is approved by the Company’s stockholders; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 11.3.

11.3   Amendment of the Plan.   The Board or the Committee may at any time amend, alter, suspend or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

11.4   Effect of Amendment or Termination.   Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

11.5   Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events.   The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (i) unusual or nonrecurring events affecting the Company (such as a capital adjustment, reorganization or merger) or the financial statements of the Company, or (ii) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

ARTICLE XII.
MISCELLANEOUS

12.1   Governing Law.   This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Delaware regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

12.2   Authorization of Sub-Plans.   The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

12.3   Expenses.   The costs of administering the Plan shall be paid by the Company.

12.4   Severability.   If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5   Construction.   Unless the contrary is clearly indicated by the context, (i) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (ii) the use of the singular shall also include within its meaning the plural and vice versa; and (iii) the word “include” shall mean to include, but not to be limited to.

12.6   No Trust or Fund Created.   Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company.

12.7   Headings.   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.8   Complete Statement of Plan.   This document is a complete statement of the Plan.

APPENDIX

As used in the Plan, the following terms shall have the following meanings:

“10% Stockholder” has the meaning set forth in Section 6.3(e).

“2002 Plan” has the meaning set forth in Section 1.1.

“Acquired Company” has the meaning set forth in Section 2.1(e).

“Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

“Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

“Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Code, and/or other Applicable Laws.

“Company” means Tetra Tech, Inc., a Delaware corporation, or any successor thereto.

“Consultant” means any natural person, including an advisor, engaged by the Company to render services to the Company.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Effective Date”   means November 14, 2005; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

“Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

“Fair Market Value” means, with respect to Shares as of any date the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, such other source as the Committee deems reliable.

“Full-Value Awards” has the meaning set forth in Section 2.1(d).

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares that is granted pursuant to Article VI of the Plan. An Option may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” has the meaning set forth in Section 4.1.

“Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 5.3 of the Plan.

“Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

“Plan” has the meaning set forth in Section 1.1.

“Reporting Person” means an officer or director of the Company or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article VIII of the Plan.

“Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article IX of the Plan.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Company’s common stock.

“Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article VII of the Plan.

“Subsidiary” means any corporation or entity in which the Company directly or indirectly controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Section 424(f) of the Code.

“Tax Year” means the Company’s taxable year.

“Termination of Service” means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy.

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The Directors recommend a vote FOR all Nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. ELECTION OF DIRECTORS
			☐			FOR all nominees listed below	☐	WITHHOLD AUTHORITY
			(except as marked to the contrary below)					to vote for all nominees
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominees’s name below.)
☐	Dan L. Batrack	☐	J. Christopher Lewis	☐	Patrick C. Haden	☐	Lee A. McIntire
☐	Albert E. Smith	☐	Hugh M. Grant	☐	Richard H. Truly
2. Approval of the adoption of the 2005 Equity Incentive Plan

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

☐	FOR	☐ AGAINST	☐	ABSTAIN
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2006.

All proxies to vote at said Meeting or any adjournment thereof heresofore given by the undersigned are hereby revoked.  Receipt of Notice of Annual Meeting and Proxy Statement dated January 20, 2006 is acknowledged.

☐	FOR	☐ AGAINST	☐	ABSTAIN	Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. This Proxy is solicited on behalf of the Board of Directors of Tetra Tech, Inc.
4. Such other matters as may properly come before the Meeting.

Please sign exactly as your name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

						Dated:		, 2006

(Signature)

(Signature)

   DETACH PROXY CARD HERE

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COMMON STOCK
PROXY
BOARD OF DIRECTORS
TETRA TECH, INC.

The undersigned hereby appoints Li-San Hwang and Janis B. Salin, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $.01 par value (“Common Stock”), of TETRA TECH, INC. (the “Company”) which the undersigned is entitled to vote, at the Annual Meeting of the Stockholders of the Company to be held at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101 on Monday, March 6, 2006 at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.